                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                            Securities Act of 1934



Date of Report (Date of earliest event reported): May 19, 1998

                             BOSTON CHICKEN, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Delaware                          0-22802                             36-3904053
--------------------------------------------------------------------------------
(State or other                 (Commission                     (IRS Employer
jurisdiction of                  File No.)                   Identification No.)
incorporation)


     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
--------------------------------------------------------------------------------
                   (Address of principal executive offices)


                                (303) 278-9500
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changes since last report)

Item 5. Other Events.

     On May 19, 1998, Boston Chicken, Inc. (the "Company") announced results of operations for its first quarter ended April 19, 1998. The Company reported net systemwide store revenue of $321.8 million for the first quarter of 1998 compared with $381.8 million for the year ago period. Company revenue was $211.7 million for the first quarter of 1998 compared with $116.8 million in the first quarter of 1997. As previously disclosed, Company revenue is not readily comparable to prior periods due primarily to an increase in the number of Company-owned Boston Market stores resulting from the acquisition of several area developers and the inclusion of company store results for Einstein/Noah Bagel Corp., the Company's majority-owned subsidiary ("ENBC"), which completed its move from a franchise system to a company-owned system in the fourth quarter of 1997.

     The Company also announced that, primarily as a result of lower than expected store sales and customer transactions in the first quarter, the Company had established a $202.0 million provision for potential loan losses (in addition to the $128.0 million provision for loan losses established in the fourth quarter of 1997), after a determination that an additional portion of its loans to certain of its area developers may not be recoverable. The Company also reported a $58.1 million charge, resulting from the recognition of losses incurred by the area developers that have investments from BC Equity Funding, L.L.C. ("BCEF") and Market Partners, L.L.C. ("Market Partners"), preferred funds that hold equity interests in 11 of the Company's 13 area developers. The losses were primarily non-cash due to goodwill and fixed asset write-downs by such area developers. Primarily as a result of these charges, the Company reported a net loss for the first quarter of 1998 of $312.6 million, or a loss of $4.38 per share.

     In addition, the Company announced that due to year-to-date decline in customer transactions, the Company believes that its previously stated objective of $75 million to $100 million in systemwide cash flow in 1998 may no longer be achievable. The Company also announced that it is currently holding discussions with the agent lenders under the Company's senior credit facilities to restructure the payment terms and the financial covenants thereunder. However, the agent lenders have indicated that they are unwilling to renegotiate such terms unless and until the acquisition of BCEF and Market Partners is consummated. In order to generate cash in an effort to improve its liquidity position, the Company announced that it is evaluating the sale of certain assets.

     In the event it is unable to obtain an amendment to its senior credit facilities, otherwise restructure its outstanding indebtedness or raise cash through the sale of assets, the Company also announced that it could lead to the Company's inability to meet its financial obligations. As a result, in connection with the reissuance of the Company's 1997 audited financial statements, Arthur Andersen LLP, the Company's auditors ("Arthur Andersen"), has included an explanatory paragraph in its audit report that there is substantial doubt about the Company's ability to continue as a going concern. The Company's historical consolidated financial statements, with Arthur Andersen's revised audit report and an additional footnote to the financial statements, are filed as an exhibit to this Report. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with its creditors and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company has also announced that Lawrence E. White was named Chief Financial Officer of the Company. Mr. White formerly served, from 1992, in various capacities with El Chico Restaurants, Inc., including most recently as its Chief Financial Officer.

     On May 27, 1998, the Company announced that it had retained Morgan Stanley & Co. Incorporated to advise and assist the Company in evaluating the sale of all or a portion of the shares of common stock of ENBC owned by the Company to one or more third parties. The Company also announced that it anticipated that any sale would likely be made in a privately negotiated transaction with a single purchaser and would be subject to agreement upon price and other terms and conditions to be negotiated.

     In connection with the Company's previously announced proposal to acquire BCEF and Market Partners, the Company has circulated a Joint Information Statement/Offering Memorandum soliciting the approval of holders of interests in BCEF and Market Partners. Pursuant to the Joint Information Statement/Offering Memorandum, holders of interests in BCEF and Market Partners are being asked to consent to the Merger of BCEF and Market Partners with and into a wholly-owned subsidiary of the Company (the "Merger"). The unaudited pro forma consolidated financial information of the

Company, giving effect to the acquisition of BCEF and Market Partners and certain area developers of the Company, is filed as an exhibit to this Report. In addition, the substance of the following risk factors is included in the Joint Information Statement/Offering Memorandum:

                                 RISK FACTORS

     Special Note: Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See "Special Note Regarding Forward-Looking Statements" below for factors relating to and affecting such statements.

Liquidity Risks; Need for Additional Capital; Going Concern Qualification

     The Company is a party to an $85.0 million revolving credit facility (the "Revolver Facility"). The Revolver Facility is part of a $252.7 million senior credit facility that includes $167.7 million of master lease financing (the "1996 Master Lease Facility," and together with the "Revolver Facility," the "Credit Facility"). The Company also has outstanding an additional $64.1 million of master lease financing that contains cross-default and cross-acceleration provisions with the facilities agreement governing the Credit Facility (the "1995 Master Lease Facility"). The facilities agreement contains, among other things, an incurrence test (which limits the amount the Company may borrow under the Revolver Facility based on the ratio of senior secured debt to annualized store cash flow (as determined pursuant to the facilities agreement)) and financial covenants, the breach of which could affect the Company's ability to borrow under the Revolver Facility. Such test and covenants use systemwide performance measures, including average weekly net revenue (average weekly gross revenue net of customer coupons and discounts) ("average weekly net revenue"), systemwide store cash flow, systemwide overhead and systemwide cash flow. In addition, the facilities agreement also requires the Company to maintain specific financial ratios and satisfy certain other tests on a systemwide basis, including, without limitation, a maximum total overhead level and a minimum fixed charge coverage ratio. Based upon the decline in customer transactions and resulting decline in systemwide store cash flow of the Boston Market system during 1998, the Company will not be able to access the Revolver Facility after June 3, 1998 as a result of the limitations imposed by the incurrence test contained in the facilities agreement and may not remain in compliance with certain covenants contained in the facilities agreement. For example, the facilities agreement requires average weekly net revenue of at least $17,500 for the first quarter of fiscal 1998, $18,000 for the second quarter of fiscal 1998, $18,500 for the third quarter of fiscal 1998, $19,000 for the fourth quarter of fiscal 1998 and the first quarter of fiscal 1999, and $20,000 thereafter (the "average weekly net revenue covenant"). Systemwide average weekly net revenue for the first quarter of fiscal 1998 was $17,533. Based upon preliminary information for the second quarter through May 17, 1998, unless store performance improves materially through the balance of the second quarter, the Company will not be in compliance with the average weekly net revenue covenant at the end of the second quarter. As such, the Company is currently holding discussions with the agent lenders under the Credit Facility to restructure the repayment terms of the Credit Facility and the financial covenants contained in the facilities agreement, including the average weekly net revenue covenant. However, the agent lenders have indicated that they are unwilling to renegotiate the terms of the Credit Facility unless and until the Merger is consummated. If the Company is unable to obtain an amendment to the facilities agreement or otherwise restructure its outstanding indebtedness, the Company may be in violation of the facilities agreement. In the event the Company is in violation of the facilities agreement, upon action of the required number of lenders, the outstanding principal balances under the Credit Facility, which in the aggregate totaled approximately $217 million as of May 21, 1998, may be accelerated. Any such acceleration would also permit holders of other senior and subordinated debt of the Company to exercise their remedies, which include acceleration of their debt, which in the aggregate totaled approximately $683.4 million as of April 19, 1998. The Credit Facility also contains financial and restrictive covenants that limit the ability of the Company to, among other things, incur additional debt, make acquisitions, sell assets or merge, grant or incur liens, make investments or loans, engage in sale leaseback transactions, make capital expenditures and pay cash dividends, including cash dividends on the preferred stock of the Company to be issued in the Merger (the "Preferred Stock"). In addition, any bankruptcy by an area developer of the Company could result in a default under the facilities agreement. There can be no assurance that the Company will be successful in renegotiating the facilities agreement or otherwise obtaining relief from the covenants with which the Company may not be in compliance.

     In addition, due to year-to-date decline in customer transactions, the Company believes its previously stated objective of $75 million to $100 million in systemwide cash flow for 1998 may no longer be achievable. In addition, after June 3, 1998, the Company will no longer be able to access the Revolver Facility as a result of the limitations imposed by the incurrence test contained in the facilities agreement. As such, the Company will need to obtain additional capital through the sale of assets or otherwise obtain an amendment to the facilities agreement or otherwise restructure its outstanding indebtedness in order to generate sufficient liquidity to implement its business plan and meet its financial obligations, including approximately a $10.7 million payment due under the 1995 Master Lease Facility and the 1996 Master Lease Facility on July 15, 1998. As noted above, the agent lenders have indicated that they are unwilling to renegotiate the terms of the Credit Facility unless and until the Merger is consummated. Although the Company is holding discussions with the agent lenders and evaluating the sale of assets in an effort to improve its liquidity position, there can be no assurance that the Company will be successful in obtaining the additional capital needed to implement its business plan and meet its financial obligations. As a result, in connection with the reissuance of the Company's 1997 audited financial statements, Arthur Andersen LLP, the Company's auditors, has included an explanatory paragraph in its audit report that there is substantial doubt about the Company's ability to continue as a going concern. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with its creditors and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

Substantial Leverage and Ability to Service Debt

     Following the consummation of the Merger, the Company will continue to be highly leveraged and a significant portion of the Company's cash flow will be required to service indebtedness and will not be available for other purposes. At April 19, 1998, the Company had approximately $873.1 million of total indebtedness, which amount includes $231.8 million of master lease financing but which excludes (i) an additional $40.6 million drawn by the Company as of May 21, 1998 under the Revolver Facility and (ii) $153.5 million of ENBC indebtedness. The required payments by the Company of principal and interest on such total indebtedness, based on current interest rates with respect to indebtedness with floating interest rates, are expected to be approximately $65.2 million for the remainder of fiscal 1998. On April 6, 1998, Standard & Poor's ("S&P") lowered its corporate credit rating on the Company to "CCC" from "B+". At the same time, S&P lowered the Company's subordinated debt rating to "CC" from "B-". In addition, on May 5, 1998, Moody's Investor Service lowered its rating on the Company's subordinated debt from "B2" to "Caa3" and assigned a "B3" rating to the Company's Revolver Facility.

     The Company's level of indebtedness could have important consequences, including the following: (i) the ability of the Company to implement its business plan, including the contemplated conversion of Boston Market stores to the expanded Boston Market store format currently being tested in Charlotte, North Carolina or to obtain additional financing for working capital, capital expenditures, debt service requirements or other purposes, may be impaired; (ii) the ability of the Company to respond to changing business or economic conditions may be significantly limited and the Company may be restricted in exploiting business opportunities; and (iii) the Company may be particularly vulnerable to extended downturns in its business or in the economy generally.

     The ability of the Company to satisfy its obligations will be primarily dependent upon the future performance of Boston Market stores in the Boston Market system and upon economic conditions generally, which are beyond the Company's control. In addition, because the borrowings outstanding under the Credit Facility bear interest at a floating rate, the Company's financial performance may be adversely affected by increases in interest rates. In addition, in the absence of adequate operating results and cash flows, the Company may be required to dispose of material assets or operations, which are currently pledged to the lenders under the Credit Facility, or refinance its indebtedness to meet its debt service obligations. There can be no assurance that the Company will be successful in this regard should such actions become necessary.

Anticipated Losses of the Company; Negative Area Developer Cash Flow

     If the acquisition of BCEF and Market Partners pursuant to the Merger is approved by the holders thereof, the Company anticipates that it will convert all or a portion of its loans to, and seek to acquire the remaining minority equity interests in, its area developers. Upon obtaining a majority equity interest in each such area developer, the Company would consolidate such area developer's results of operations and financial position into its financial statements, resulting in the revenue historically generated by the Company as lender, franchisor and service provider being replaced with revenue and operating expenses from store operations. The Company's area developers currently have, and under the current legal structure are expected to have for the foreseeable future, negative operating cash flow. In addition, Arthur Andersen, each of the area developer's auditors, has included an explanatory paragraph in its audit report of each such area developer that there is substantial doubt about each such area developer's ability to continue as a going concern. Finally, any transaction or series of transactions in which the Company acquires its area developers would result in the Company recording a substantial amount of store-related fixed assets and goodwill. Due in part to significant depreciation charges associated with an increased company store base and significant goodwill amortization charges which would result from the transactions, the Company would expect to report a net loss in at least 1998. In addition, applicable accounting standards require the Company to review long-lived assets (such as goodwill and other identifiable intangible assets) to be held and used by the Company for impairment whenever events or changes in circumstances indicate that the carrying values of those assets may not be recoverable. In the event that the Company determines that the carrying value of such intangible assets is impaired, it would write-down such carrying value, which would result in a charge to earnings. Any such charge could have a material adverse effect on the Company's financial position and results of operations.

Enterprise Value of the Company May Not Exceed Its Liabilities

     Given the performance during the first quarter of 1998 of the Boston Market system of $321.8 million in net systemwide store revenue and $2.4 million in systemwide cash flow (which consists of earnings before income taxes, depreciation and amortization expenses and financing expenses for the Boston Market system), and assuming no improvement or degradation in the performance of the Boston Market system, certain financial valuation methodologies, including discounted cash flow analysis ("DCF analysis"), would indicate that the enterprise value of the Company does not exceed the amount of its liabilities.

     Estimates of enterprise value do not purport to be appraisals reflecting the liquidation values or actual market values that may be realized if assets are sold. Such estimates reflect going concern values of an operating business, and the going concern value of an operating business is subject to change (both positive and negative) as a result of factors affecting the operations, financial condition and prospects of that business, as well as other uncertainties and contingencies that are difficult to predict.

Risks Associated with the Business Plan

     A special committee of the Company's Board of Directors, consisting of independent directors, determined that acquiring control of the area developer structure and the move to a company-controlled system was in the best interests of the Company and its securityholders. Such determination was based, in part, upon its business judgment that implementation of the Company's business plan, including the potential rollout of elements of a store format currently being tested in Charlotte, North Carolina, was in the best interests of the Company and its securityholders. From July 1997 through February 1998, the Company converted seven existing Boston Market stores in Charlotte, North Carolina to test the consumer appeal and acceptance of improved product presentation and expanded product offerings which can be replicated nationwide using the existing Boston Market supply chain. The Company believes that the conversion of Boston Market stores to incorporate elements of the Charlotte test presents a significant opportunity to improve the return on the existing Boston Market store base. However, while early sales results have been favorable, the converted stores have not yet experienced positive store level cash flow. The Company believes that store-level cash flow has been negatively affected by inefficiencies associated with the Charlotte test, including, but not limited to, continuous modification and refinement of the menu, which adversely affects food costs and increases employee training, which, in turn, adversely affects labor costs. Further, continuous modification of store layout has also increased employee training costs and other operating costs in the test stores. Because of the perceived importance of adding elements of the Charlotte test to the current Boston Market store base, the Company intends to convert an additional 20 Boston Market stores located in four different markets around the country during the remainder of fiscal 1998 to incorporate elements of the Charlotte test. These stores will be managed by experienced store operators without the inefficiencies associated with the evolving test format experienced in Charlotte. The Company believes that the ability to achieve the store-level cash flow from incorporating elements of the Charlotte test necessary to justify additional conversions of Boston Market stores can be enhanced by a more operational focus on the converted stores, but there can be no assurance that sufficient store-level cash flow can be obtained. The cost to convert an existing Boston Market store to the expanded store format is currently estimated to be in the range of approximately $60,000 - $80,000 per store.

     Based upon the results of the additional converted stores, the Company will make a decision regarding the conversion of additional stores. Such decision will be based primarily upon store-level cash flow and the cost of and ability to finance store conversions. In addition, there can be no assurance that the Company will have available the capital necessary to convert all or a portion of the current store base to incorporate elements of the Charlotte test or will be able to raise such capital when needed on satisfactory terms. The availability of such capital may be adversely affected by the Company's results of operations and systemwide cash flow, the amounts and terms of its existing indebtedness, market perception of the creditworthiness of the Company, interest rates and the availability of equity capital and general market and economic conditions.

Risk of Not Acquiring Certain Area Developers

     The Company has the right to convert its loans to the 10 area developers that have waived the moratorium on conversion and in which BCEF and Market Partners have an interest. The remaining area developer in which BCEF and Market Partners have an interest, BC Northwest, L.P., the Company's area developer for the Pacific Northwest ("BC Northwest"), has not waived the loan conversion moratorium. The Company is currently negotiating the waiver of the loan conversion moratorium with BC Northwest. The Company believes that BC Northwest may not in the future generate sufficient cash flow to pay to the Company all royalties and interest when due, thereby causing a default by BC Northwest under one or more agreements with the Company. In the event of such a default, BC Northwest may seek protection under applicable bankruptcy laws and there can be no assurance that the Company would be able to successfully foreclose upon its security under the secured convertible loan with BC Northwest or otherwise convert such loan into a majority equity interest in BC Northwest. In addition, any such bankruptcy could also result in a default under the facilities agreement.

Risks of Minority Interests in Area Developers

     Upon obtaining a majority equity interest in any area developer, the Company will effectively control the day-to-day affairs and policies of such area developer, including access to cash generated from operations. However, the minority equity holders in such area developer will retain certain rights requiring their right to consent to various transactions. Generally, under the area developers' limited liability company agreements or partnership agreements, as applicable, none of the following matters may be undertaken by an area developer without the written consent of either (x) partners or members owning 85% of the then outstanding common units of the area developer, or (y) a majority interest of partners or members, as applicable, other than the Company:
(i) increase the number of Boston Market stores to be developed under the area developer's development agreement; (ii) issue units to a member/partner unless such units are offered to all members/partners pro rata; (iii) enter into extraordinary transactions (such as a merger, consolidation or sale of all or substantially all of the assets of the area developer); (iv) amend the area developer's development agreement to increase the amount of the royalty fee or franchise fee payable to the Company or to otherwise change the material financial terms thereof; (v) change the purposes of the area developer entity; or (vi) agree to do any of the foregoing. In addition, so long as such minority interests remain outstanding, the Company may be subject to claims that transactions between the Company and such area developer, such as the elimination or limitation of the area developer's special distribution rights, involve conflicts of interests. The Company may seek to acquire the remaining minority interests in such area developers, which will require the Company to negotiate with the equity holders of each of its area developers. Pursuant to the Merger Agreement, the Company has agreed not to pay cash or issue equity senior to the Preferred Stock for any interest in any of the area developers in which BCEF and/or Market Partners have investments. There can be no assurance the Company will be successful in acquiring the minority equity interests in any of its area developers or that any such acquisition will be on terms that are favorable to the Company.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this Report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Boston Chicken and ENBC and their respective area developers, franchisees and licensees, Boston Market(R) stores, Einstein Bros.(R) Bagels and Noah's New York Bagels(R) stores, and Progressive Food Concepts, Inc. ("PFCI") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: store performance (including sales and profit margins); success of the proposal to seek control of the area developer structure; competition; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; adverse publicity; acceptance of new product offerings (e.g., menu items and pricing structures); changes in business strategy; changes in development plans; availability and cost of capital; food, labor and employee benefit costs; changes in government regulations; regional weather conditions; and other factors referenced in this Report and in the Company's other filings with the Commission. The cautionary statements made pursuant to the Reform Act herein and elsewhere by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of the Reform Act. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear.

     All forward-looking statements relating to the proposed Merger and the related transactions and the proposal seeking control of the area developer structure and the transition of the Boston Market system to a company-controlled structure discussed herein are subject to, among other things, approval of the holders owning at least two-thirds of the interests of each of BCEF and Market Partners. There can be no assurance that the transition to a company-controlled structure will be achieved.

     All statements made concerning expected financial performance (including future revenue and earnings growth), ongoing business strategies and possible future actions which the Company intends to pursue constitute forward-looking statements. The implementation of these strategies and of such future actions and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Accordingly, no assurance can be given that the Company will be able to successfully accomplish its strategic objectives or achieve such financial performance.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

     See Exhibit Index appearing elsewhere herein, which is incorporated herein by such reference.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 27, 1998

                                       BOSTON CHICKEN, INC.


                                       By:   /s/ Michael R. Daigle
                                          -----------------------------------
                                          By: Michael R. Daigle
                                          Title: Senior Vice President

                             BOSTON CHICKEN, INC.

                                 EXHIBIT INDEX

Exhibit Number              Description


     23.1 Consent of Arthur Andersen LLP with respect to the Audited Consolidated Financial Statements of the Company.

     99.1        Historical consolidated financial statements of the Company.

     99.2 Boston Chicken, Inc. Pro Forma Financial Statements Giving Effect to the Acquisition of Market Partners, L.L.C., BC Equity Funding, L.L.C. and Certain Area Developers of Boston Chicken, Inc.

                                     Ex-1